     As filed with the Securities and Exchange Commission on April 14, 1998
                                Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GILMAN & CIOCIA, INC.
                 (Name of small business issuer in its charter)

      Delaware                                                     11-2587324
(State or jurisdiction                                          (I.R.S. Employer
of incorporation or                                             Identification
organization)                                                   No.)

475 Northern Boulevard, Great Neck, NY                                11021
(Address of principal executive offices)                            (Zip code)

                                 Not Applicable
                               Full Title of Plan

                              Mr. Thomas Povinelli
                              Gilman & Ciocia, Inc.
                             475 Northern Boulevard
                              Great Neck, NY 11021
                     (Name and Address of agent for service)

                                 (516) 482-4860
          (Telephone number, including area code, of agent for service)

                                 With copies to:

Seth A. Akabas, Esq.
Akabas & Cohen
488 Madison Avenue, 11th Floor
New York, NY 10022
(212) 308-8505

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of each                   Amount to be               Proposed                Proposed                Amount
class of                        registered                 maximum                 maximum                 of
securities to                                              offering                aggregate               regis-
be registered                                              price per               offering                tration
                                                           share                   price                   fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    75,000                     $2.75                   $  206,250              $  60.84
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    32,000                     $2.75                   $   88,000              $  25.96
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    16,000                     $2.75                   $   44,000              $  12.98
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    50,000                     $2.75                   $  137,500              $  40.56
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    40,000                     $2.75                   $  110,000              $  32.45
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    10,000                     $2.00                   $   20,000              $   5.90
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    10,000                     $2.00                   $   20,000              $   5.90
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    100,000                    $4.75                   $  475,000              $ 140.13
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    50,000                     $5.00                   $  250,000              $  73.75
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    21,000                     $5.00                   $  105,000              $  30.98
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    85,000                     $5.00                   $  425,000              $ 125.38
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    45,000                     $5.00                   $  225,000              $  66.38
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    75,000                     $5.00                   $  375,000              $ 110.63
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    100,000                    $6.00                   $  600,000              $ 177.00
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    100,000                    $6.00                   $  600,000              $ 177.00
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    15,000                     $6.00                   $   90,000              $  26.55
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    15,000                     $6.00                   $   90,000              $  26.55
                                shares
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    5,000                      $6.00                   $   30,000              $   8.85
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    12,000                     $6.00                   $   72,000              $  21.24
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    21,000                     $7.00                   $  147,000              $  43.37
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    105,000                    $7.00                   $  735,000              $ 216.83
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    44,000                     $7.00                   $  308,000              $  90.86
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    75,000                     $7.00                   $  525,000              $ 154.88
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    37,500                     $7.50                   $  281,250              $  82.97
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    18,750                     $9.50                   $  178,125              $  52.55
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    18,750                     $11.50                  $  215,625              $  63.61
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    12,500                     $7.50                   $   93,750              $  27.66
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    6,250                      $9.50                   $   59,375              $  17.52
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    6,250                      $11.50                  $   71,875              $  21.20
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    300,000(1)                 $14.56                  $4,368,000              $1,288.56
                                shares
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                    125,000                    $10.00                  $1,250,000              $ 368.75
                                shares
================================================================================================================================
                                                                                   TOTAL DUE:              $3,597.79
                                                                                                           =========

--------

         (1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, the offering price was calculated at $14.56 per share at the current market price as of April 7, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required under this Part I will be contained in documents delivered to the option holders and is not included herein.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this registration statement, and all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents:

         (a) The Registrant's Annual Report, as amended, of Form 10-KSB for its fiscal year ended June 30, 1997;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for its period ended September 30, 1997 and December 31, 1997; and

         (c) The text under the caption "DESCRIPTION OF SECURITIES -- Common Stock" in the Registrant's registration statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 333- 42521.

ITEM 4. DESCRIPTION OF SECURITIES.

         The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock will be passed on for the Registrant by Akabas & Cohen, 488 Madison Avenue, 11th Floor, New York, NY 10022. Akabas & Cohen owns 8,081 shares of common stock. Seth Akabas, a partner of Akabas & Cohen, owns 885 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Article EIGHTH of the Corporation's Certificate of Incorporation provides:

                  A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Article NINTH of the Corporation's Certificate of Incorporation provides:

                  This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Article TENTH of the Company's By-Laws provides as follows:

                  Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  No restricted securities are to be reoffered or resold pursuant to this registration statement. Any of the shares covered by this registration statement will be acquired by nonaffiliates of the Registrant and will not be restricted securities.

ITEM 8. EXHIBITS.

                  4.1 Resolution of Designation, Powers, Preferences and Rights of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration

                           Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  5        Opinion of Akabas & Cohen

                  24.1     Consent of Akabas & Cohen (Included in Exhibit 5)

                  24.2     Consent of Arthur Andersen, LLP

                  99.1 Announcement of an incentive plan to the employees, consultants and independent contractors of the Registrant in connection with the 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc.

ITEM 9. UNDERTAKINGS

                  The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on April 9, 1998.

                                             GILMAN & CIOCIA, INC.

                                             By:/s/ Thomas Povinelli
                                                --------------------
                                               Thomas Povinelli
                                               Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ James Ciocia                            President, Chief                                          April 9, 1998
---------------------                       Executive Officer
James Ciocia                                and Director

/s/ Thomas Povinelli                        Vice President,                                           April 9, 1998
---------------------                       Chief Financial Officer
Thomas Povinelli                            Director

/s/ Gary Besmer                             Vice President and                                        April 9, 1998
---------------------                       Director
Gary Besmer

/s/ Kathryn Travis                          Vice President,                                           April 9, 1998
---------------------                       Secretary and Director
Kathryn Travis

/s/ Louis Karol                             Director                                                  April 9, 1998
---------------------
Louis Karol

/s/ Seth Akabas                             Director                                                  April 9, 1998
---------------------
Seth Akabas

                                      INDEX

Exhibit  Description                                                                   Page
4.1      Resolution of Designation, Powers, Preferences and Rights of Series A
         Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the
         Securities Act of 1933, as amended, File No. 33-70640-NY

4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No.
         33-70640-NY

4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No.
         33-70640-NY

4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form
         SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

5*       Opinion of Akabas & Cohen

24.1*    Consent of Akabas & Cohen (Included in Exhibit 5)

24.2*    Consent of Arthur Andersen, LLP

99.1* Announcement of an incentive plan to the employees, consultants and independent contractors of the Registrant in connection with the 1997
         Common Stock and Incentive and Non-Qualified Stock Option Plan of
         Gilman & Ciocia, Inc.

* filed herein